Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Paul Knopick

888-795-6336

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ITRONICS REPORTS 27.5% INCREASE IN GOLD’n GRO FERTILIZER DIVISION

FIRST QUARTER 2006 SALES

RENO, Nevada, April 20, 2006 -- Itronics Inc. (OTC BB: ITRO; Frankfurt and Berlin Stock Exchanges: ITG) reported today that first quarter 2006 GOLD'n GRO fertilizer division sales by its subsidiary, Itronics Metallurgical, Inc., were $332,000 compared to $260,000 in the comparable quarter last year, an increase of 27.5 percent. GOLD'n GRO liquid fertilizer sales were $240,000, up 14 percent in the first quarter despite a rainy early spring in central California, a key sales territory. Silver sales were $72,000, up 170 percent in the first quarter. Itronics expects to report full financial results on May 15 when it files its Form 10-QSB for the quarter ended March 31, 2006.

"The Company recently tripled silver recovery and refining capacity and we expect silver sales to increase accordingly, driven by growth in GOLD'n GRO liquid fertilizer sales in 2006," said Dr. John Whitney, Itronics President. "The previously adopted eight part long term growth plan is being implemented and we are beginning to see the anticipated positive results."

About Itronics

Itronics, through its subsidiary, Itronics Metallurgical, Inc., is the only company in the world with a "Beneficial Use Photochemical, Silver, and Water Recycling" facility that extracts more than 99 percent of the silver and virtually all the other toxic heavy metals from used photoliquids and converts the resulting liquids into environmentally beneficial, chelated, multinutrient liquid fertilizer products sold under the GOLD'n GRO trademark, and 5 troy ounce, 0.999 pure, Silver Nevada Miner numismatic bars. The environmentally friendly liquid fertilizers can be used for lawns and houseplants, and are available, along with GOLD'n GRO liquid fertilizer injectors, at the Company's "e-store" catalog at http://goldngro.com . The popular Silver Nevada Miner bars are available at the Company's 'e-store' catalog at http://www.itromet.com ..

Headquartered in Reno, Nevada, Itronics Inc. is a "Creative Environmental Technology" company and a world leader in photochemical recycling. The Company also provides project planning and technical services to the mining industry and operates the global Internet Information Portal, http://www.insidemetals.com. Dr. John Whitney, Itronics President, was selected as Nevada’s Inventor of the Year for 2000 and is a member of the Inventor’s Hall of Fame at the University of Nevada, Reno. Itronics was one of five finalists for the 2001 Kirkpatrick Chemical Engineering Award, the most prestigious worldwide award in chemical engineering technologies. Itronics was awarded second place, Highly Commended in the Environmental Technology category, at the prestigious Institution of Chemical Engineers (IChemE) 2005 Worldwide Environmental Award ceremonies at the Royal Courts of Justice in London, England in September 2005. Itronics was awarded the USA Gold Award at the House of Commons in London in November 2005 as part of the International Green Apple Environmental Awards contest, one of the largest and most prestigious of its kind in the world. Itronics' GOLD'n GRO fertilizer

***More***

4-20-06 Itronics Inc. Press Release ..Reports 27.5% Increase in First Quarter 2006 Sales

was named one of the top 10 new technologies representing the best of agricultural innovation by the Canadian Association of Agri-Retailers in its December 2005 publication "Communicator."

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VISIT OUR WEB SITE: http://www.itronics.com

("Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.)